                               OFFER TO PURCHASE
                                     UP TO
                            3,703,703 COMMON SHARES

                                      OF

                          LASALLE RE HOLDINGS LIMITED

                                      AT

           NO GREATER THAN $30.00 NOR LESS THAN $27.00 NET PER SHARE


       THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
           AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 25, 1997,
                         UNLESS THE OFFER IS EXTENDED.


                                                                 March 28, 1997

To Our Clients:

  Enclosed for your consideration is an Offer to Purchase, dated March 28, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to an offer by LaSalle Re Holdings Limited, a Bermuda company (the "Company"), to purchase for cancellation up to 3,703,703 of its Common Shares, par value $1.00 per share (such shares, together with all other outstanding Common Shares of the Company, the "Shares"), at a price no greater than $30.00 nor less than $27.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

  THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT. ACCORDINGLY, WE REQUIRE INSTRUCTIONS AS TO WHETHER YOU WISH TO TENDER ANY OR ALL OF SUCH SHARES HELD BY US FOR YOUR ACCOUNT, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER.

  Please note the following:
    1. You may tender Shares at prices (in multiples of $0.25), no greater than $30.00 nor less than $27.00 per Share, as indicated in the attached Instruction Form, net to you in cash.
    2. The Company is offering to purchase for cancellation up to 3,703,703 Shares at a price no greater than $30.00 nor less than $27.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.
    3. The Offer, the proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on April 25, 1997, unless the Offer is extended.
    4. THE OFFER IS NOT CONDITIONED UPON A MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE
  SECTION 11 OF THE OFFER TO PURCHASE.
    5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 7 of the Letter of Transmittal, transfer taxes on the purchase for cancellation of Shares pursuant to the Offer.
    6. Payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary (as defined in the Offer to Purchase) of (i) certificates for such Shares or timely confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or Philadelphia Depository Trust Company (collectively, the "Book-Entry Transfer Facilities") pursuant to the procedures set forth in Section 4 of the Offer to Purchase, (ii) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or an Agent's Message (as described in Section 4 of the Offer to Purchase) in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when certificates for, or confirmations of book-entry transfer of, such Shares into the Depositary's account at a Book-Entry Transfer Facility are actually received by the Depositary.

  If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered pursuant to the Offer unless otherwise indicated in such instruction form. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

  The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. Nevertheless, the Company may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction. In those jurisdictions where the laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

              INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                                     UP TO
                            3,703,703 COMMON SHARES

                                      OF

                          LASALLE RE HOLDINGS LIMITED

         AT NO GREATER THAN $30.00 NOR LESS THAN $27.00 NET PER SHARE

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 28, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by LaSalle Re Holdings Limited, a Bermuda company (the "Company"), to purchase for cancellation up to 3,703,703 of its Common Shares, par value $1.00 per share (such shares, together with all other Common Shares of the Company, the "Shares"), at a price no greater than $30.00 nor less than $27.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

  This will instruct you to tender to the Company the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:
---------------------------

                NUMBER OF SHARES TO BE TENDERED:        SHARES

                         PRICE (IN DOLLARS) PER SHARE
                      AT WHICH SHARES ARE BEING TENDERED

             IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
      A SEPARATE INSTRUCTION FORM FOR EACH PRICE SPECIFIED MUST BE USED.

            CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR
       IF NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND
           INSTRUCTIONS BELOW), THERE IS NO VALID TENDER OF SHARES.

[_] $27.00[_] $27.25[_] $27.50[_] $27.75[_] $28.00[_] $28.25

[_] $28.50[_] $28.75[_] $29.00[_] $29.25[_] $29.50[_] $29.75

[_] $30.00

                                   ODD LOTS

[_]By checking this box, the undersigned represent(s) that the undersigned owned beneficially, as of the close of business on March 28, 1997, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

  If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered"). [_]

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                                                   (Signatures)

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                                                   Print Name(s)

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                                                   Print Address

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                                          Area Code and Telephone Number

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                                       Tax Identification or Social Security
                                                      Number

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